                                                                   EXHIBIT 10.80


                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT ("Agreement") entered into this 29th day of July, 1999, by and between Kean Argovitz Resorts-Shingle Springs, L.L.C., a Nevada limited liability company ("Pledgor"), in favor of Lakes Shingle Springs, Inc., a Minnesota corporation ("Pledgee").


                              W I T N E S S E T H:


         WHEREAS, Pledgor has executed a promissory note in the original principal amount of $970,000.00 (the "Note") in favor of Pledgee;

         WHEREAS, Pledgor has agreed to secure the Note by pledging and granting a security interest in the Pledgor's Ownership Interest in Lakes KAR-Shingle Springs, L.L.C., a Delaware limited liability company (the "Company");

         WHEREAS, Pledgor has agreed to assign its rights to receive certain distributions from the Company in respect to Pledgor's Ownership Interest pursuant to the terms of a Letter Agreement, dated of even date herewith, among Pledgor and Pledgee (the "Letter Agreement").

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee agree as follows: All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Letter Agreement.

         1.  Pledge.

         1.1 As security for the prompt and complete payment and performance of the obligations of Pledgor under the Note and this Agreement (the
"Liabilities"), Pledgor hereby delivers, pledges and grants a security interest to Pledgee in the following:

                  (a) All Ownership Interests in the Company now or hereafter acquired by Pledgor, and all certificates or other indicia of ownership representing such Ownership Interests referred to together with all rights to the proceeds thereof as the "Units";

                  (b) All dividends and other distributions received by Pledgor in accordance with Section 6 hereof; and

                  (c) All "Proceeds", as such term is defined in the Uniform Commercial Code as the same may from time-to-time be in effect in the State of California

                           (the "Code").

         The Units, powers and Proceeds thereof, together with the Property and interests in Property described in Section 6 below, are hereinafter collectively referred to as the "Collateral". Pledgor hereby appoints Pledgee its attorney-in-fact to arrange at Pledgee's option for the transfer upon or at any time after the existence or occurrence of an "Event of Default" of the Collateral on the books of the Company to the name of Pledgee or to the name of Pledgee's nominee. For purposes of this Agreement, an "Event of Default" shall mean any failure of Pledgor to perform, comply with or observe any material obligation, covenant or agreement under the Note or of Pledgor to perform, comply with or observe any obligation, covenant or agreement under this Agreement.

         2.  Voting Rights.

         2.1 During the term of this Pledge Agreement, and so long as there shall not occur or exist an Event of Default, Pledgor shall have the right to vote the Units on all Company questions; provided, however, that no action shall be taken that would impair the value of the Collateral or be inconsistent with or violate any provision of this Pledge Agreement or the Note. Upon the existence or occurrence of an Event of Default, Pledgee shall thereafter be entitled to exercise all voting powers pertaining to the Collateral.

         3.  Representations.

         3.1 Pledgor represents, warrants and agrees as follows:

                  (a) Pledgor holds Ownership Interests in the Company, representing 50.0% of all the outstanding Ownership Interests in the Company;

                  (b) Pledgor has full power and authority to enter into this Pledge Agreement;

                  (c) Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Collateral free of any liens, claims and encumbrances; and

                  (d) The Powers are duly executed and give the legal holder thereof the authority they purport to confer.

         4. Limitation on Liens and Dispositions.

         4.1 Except for the lien created under this Pledge Agreement, Pledgor agrees that it will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien, encumbrance, charge or right (a "Lien") on or against the Collateral and will defend the right, title and interest of Pledgee in and to any of Pledgor's right, title and interest in and to the Collateral against the claims and demands of all other Persons. Except for the lien created under this Pledge Agreement, Pledgor will not sell, assign, exchange, grant a security interest in, transfer, encumber, or otherwise dispose of, any of the Collateral, or attempt or contract to do so.

         5.  Subsequent Changes Affecting Collateral.

         5.1 Pledgor represents to Pledgee that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral, and Pledgor agrees that, except as may be provided in any other agreement between the parties, Pledgee shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Pledgee may, upon or at any time after the occurrence of an Event of Default, without notice and at its option, transfer or register the Collateral or any part thereof into its or its nominee's name with or without any indication that such Collateral is subject to the security interest hereunder.

         6.  Distributions.

         6.1 If at any time this Pledge Agreement is effective, Pledgor, by reason of its ownership of the Units, shall become entitled to receive, or shall receive, any Ownership Interest (including, without limitation, any Ownership Interest from any reclassification, increase or reduction of capital, or reorganization), option, warrant, or other rights, whether as an addition to, in substitution of, or in exchange for any Units, whether by declared dividend, stock split, or other method, Pledgor agrees it shall accept the same as Pledgee's agent and hold the same in trust for Pledgee and deliver the same forthwith to Pledgee in the exact form received, with the endorsement of Pledgor when requested by Pledgee and/or appropriate undated stock powers duly executed in blank, to be held by Pledgee as additional collateral security for the Liabilities.

         Any sums or property paid upon or in respect of the Units or any other securities received under this section upon the reorganization, liquidation (whether complete or partial), or dissolution of the issuer of any of the Units or any such other securities shall immediately be paid over to Pledgee to be held by Pledgee as additional collateral security for the Liabilities. All sums of money and property so paid or distributed in respect of the Units, upon the reorganization, liquidation or dissolution of the issuer of the Units, which are received by Pledgor shall, until paid or delivered to Pledgee, be segregated from the other property of funds of Pledgor and held by Pledgor in trust as additional collateral security of the Liabilities.

         6.2 Except as provided in the Letter Agreement, Pledgor shall be entitled to receive all cash dividends or distributions declared and paid with respect to any Units, free of any security interest in favor of Pledgee hereunder, provided that no uncured Event of Default exists at the time of such dividend or distribution or will exist as a result of such dividend or distribution. To the extent provided in the Letter Agreement, or upon the occurrence and continuance of any Event of Default, Pledgee shall be entitled to receive any and all such cash dividends or distributions, and Pledgor shall immediately deliver to Pledgee any such cash dividends or distributions which it receives.

         7.  Power of Attorney.

         7.1 Pledgor does hereby irrevocably constitute and appoint Pledgee its true and lawful attorney, with full power of substitution, for them and in their name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable on or in respect of the Collateral or which constitute a part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as Pledgor could themselves do, and to endorse or sign the names of Pledgor on all commercial paper given in payment or in part payment thereof and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the names of Pledgor, or otherwise, which Pledgee may deem necessary or appropriate to collect or otherwise realize upon any and all of the Collateral, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title and interest of Pledgee in and to such Collateral and the security intended to be afforded hereby. Pledgee shall not exercise its rights under this Section 7 unless and until there exists an Event of Default and all applicable cure periods have expired.

         8.  Remedies.

         8.1 Upon the occurrence or existence of an Event of Default, which remains uncured after the expiration of any applicable cure period, Pledgee shall have, in addition to any other rights given by law or hereunder, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code in effect in the State of California.

         8.2 Pledgor shall have thirty (30) days after written notice of an Event of Default to cure such Default. Pledgee will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institution disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Notwithstanding any provisions to be contrary contained herein any requirements of reasonable notice of such sale shall be met if such notice is received by Pledgor as provided in Section 17 below, at least five (5) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.

         8.3 In view of the fact that federal and state security laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that, upon the occurrence or existence of an Event of Default, Pledgee may, from time-to-time, attempt to sell all or any part of the Collateral by means of a private placement qualifying the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Pledgee may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Pledgee, in its reasonable judgment, to be acceptable parties who might be interested in purchasing the Collateral, and if Pledgee solicits such offers from not less than two (2) such investors, then the acceptance by Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

         8.4 Notwithstanding anything to the contrary in this Pledge Agreement, any transfer of the Units will be subject to licensing and other regulatory review and approval requirements and procedures of any Regulatory Authority (as defined in Section 13.8 of the Operating Agreement of the Company).

         9. Waivers and Consents.

         9.1 Upon the occurrence or existence of an Event of Default, and after the expiration of any applicable cure period, Pledgee may enforce this Pledge Agreement independently of any other remedy or security Pledgee at any time may have or hold in connection with the Liabilities, and it shall not be necessary for Pledgee to marshal assets in favor of Pledgor or any other person or entity or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Pledge Agreement. Pledgor expressly waives any right to required Pledgee to marshal assets in favor of Pledgor or any other person or entity or to proceed against any other person or entity or any Collateral provided by any other person or entity, and agrees that Pledgee may proceed against the Collateral in such order as it shall determine in its sole and absolute discretion. Pledgor expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Liabilities, or any Liens created or granted herein. Pledgee's rights hereunder shall be required to be restored or returned by Pledgee (whether as a "voidable preference", "fraudulent conveyance" or otherwise) upon the bankruptcy, insolvency or reorganization of Pledgor, or otherwise, all as though such amount had not been paid. Pledgor expressly waives any and all of the following defenses now or hereafter arising or asserted by reason of (a) any failure of Pledgee to marshal assets in favor of Pledgor or any other person or entity (except Pledgor) in connection with any sale or disposition of Collateral, (b) any failure of Pledgee to give notice of sale or other disposition of Collateral to any person or entity (except Pledgor), (c) any failure of Pledgee to file or enforce a claim in any bankruptcy or other proceeding with respect to any person or entity, (d) the election by Pledgee, in any bankruptcy proceeding of any person or entity of the application or non-application of Section 1111(b) (2) of the United States Bankruptcy Code, (e) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (f) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person or entity, (g) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person or entirety, including any discharge of, or bar or stay against collecting, all or any of the Liabilities (or any interest thereon) in or as a result of any such proceeding, or (h) any action taken by Pledgee that is authorized by this Section 9 or any other provision of this Pledge Agreement or the Note.

         10. Understanding With Respect to Waivers and Consents.

         10.1 Pledgor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Pledgor otherwise may have against Pledgee or others or against the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. Such waivers and consents shall be effective to the maximum extent permitted by law.

         11. Term.

         11.1 This Pledge Agreement shall remain in full force and effect until all the Liabilities have been fully paid and satisfied. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Upon the termination of the Pledge Agreement as provided above (other than as a result of the sale of the Collateral), Pledgee will promptly release the security interest and Lien created hereunder and will deliver the Collateral to Pledgor.

         12. Terms.

         12.1 The singular shall include plural and vice versa and any gender shall include any other gender as the text shall indicate.

         13. Successor and Assigns.

         13.1 This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Pledgee and their respective successor and assigns. Pledgor's successors and assigns shall include, without limitation, a receiver, trustee to debtor in possession of or for the Pledgor. Without limiting the generality of the foregoing, Pledgee may assign or otherwise transfer its rights to receive payment or performance of the Liabilities (or any part thereof) to any other person or entity, and such other person or entity shall thereupon become vested with all of the rights in respect thereof granted to Pledgee herein or otherwise.

         14. Applicable Law.

         14.1 This Pledge Agreement shall be governed by and construed under the internal laws (as opposed to conflict of laws provisions) of the State of California. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         15. Further Assurances.

         15.1 Pledgor agrees that it will cooperate with Pledgee and will execute and deliver, or cause to be executed and delivered, all such other necessary stock powers, proxies, instruments and documents, and will take all such other necessary action, including, without limitation, the filing of financing statements, as Pledgee may reasonably request from time-to-time in order to carry out the provisions and purposes hereof.

         16. Obligation.

         16.1 Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

         17. Notices.

         17.1 All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed, telecopied or delivered,

         if to Pledgor, at:

                  Kean Argovitz Resorts-Shingle Springs, L.L.C.
                  11999 Katy Freeway, Suite 322
                  Houston, Texas 77079


         with a copy to:

                  Darryl M. Burman, Esq.
                  DiCecco, Fant & Burman, L.L.P.
                  1900 West Loop South, Suite 1100
                  Houston. Texas 77027
         if to Pledgee, at:

                  Lakes Shingle Springs, Inc.
                  130 Cheshire Lane
                  Minnetonka, Minnesota 55305
                  Att.: Lyle Berman

         with a copy to:

                  Doug Twait, Esq.
                  Johnson Hamilton Quigley Twait, & Foley PLC
                  West 1450 First National Bank Building
                           332 Minnesota Street
                        Saint Paul, Minnesota 55101

or as to each party, at such other address as designated by such party in a written notice to the other party. All notices shall be in writing and shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mail, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified as set forth above; or (iii) upon acknowledgment of receipt thereof if transmitted to a valid telecopier number for the party to be notified as set forth above.

         18. Section Headings.

         18.1 The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.




          IN WITNESS WHEREOF, Pledgor has executed and delivered this Pledge Agreement as of the date first written above.

                                         Pledgor:

                                         Kean Argovitz Resorts-Shingle Springs,
                                         L.L.C.


                                         By: /s/ Kevin M. Kean
                                             ----------------------------------
                                         Name:   Kevin M. Kean
                                              ---------------------------------
                                         Title: President
                                               --------------------------------




AGREED TO AND ACCEPTED BY:

Lakes Shingle Springs, Inc.


By: /s/ Timothy Cope
   ----------------------------
Name:   Timothy Cope
     --------------------------
Title: Executive Vice President
      -------------------------